# SETTLEMENT AGREEMENT AND GENERAL MUTUAL RELEASE

This Settlement Agreement and General Mutual Release (the "**Agreement**") is made and entered into as of March ___, 2017 (the "Effective Date"), by and between Garmatex Technologies, Inc., a company incorporated under that laws of the Province of British Columbia, Canada (the "GTBC") and Garmatex Holdings Ltd., a Nevada corporation (the "GRMX Nevada"). GTBC and GRMX Nevada are sometimes referred to herein individually as a "Party" or collectively as the "Parties."

## RECITALS

**WHEREAS**, the GTBC owes to GRMX Nevada the aggregate amount of $953,988.00 CDN (the "**Debt**"); and,

**WHEREAS**, in exchange for forgiving the Debt and waiving and releasing all rights and claims against the GTBC, GTBC shall grant GRMX Nevada a Sublicense to various Intellectual Property which is currently licensed by GTBC. Such Sublicense is evidenced by that certain Sublicense Agreement, of which this Agreement is attached as Exhibit B; and,

**WHEREAS**, as a result of negotiations between the Parties, the Parties have proposed a resolution that they deem to be fair and equitable and, by this Agreement, GTBC and GRMX Nevada wish to compromise, resolve, waive and release any and all known or unknown claims by and between them as fully set forth; and

**WHEREAS**, each Party, without admitting any liability whatsoever, enters into this Agreement to settle all existing disputes and actions between the Parties.

## AGREEMENT

**NOW, THEREFORE**, in consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is acknowledged, the Parties covenant and agree as follows:

1. **Recitals**. The foregoing recitals are true and correct and incorporated by reference herein.

2. **Consideration**. As full consideration for this Agreement hereunder, the Parties agree that GTBC shall grant GRMX Nevada a Sublicense to various Intellectual Property which is currently licensed by GTBC. Such Sublicense is evidenced by that certain Sublicense Agreement, of which this Agreement is attached as Exhibit B; and;

3. **Mutual Release**. At the Effective Date:

(a) Each Party, on behalf of himself or itself and his or its successors, officers, directors, administrators, representatives, insurers, agents and assigns hereby releases and forever discharges the remaining Parties, their predecessors, successors, parents, subsidiaries, and affiliates and all present and former officers, directors, partners, principals, employees, attorneys, insurers, agents and their respective administrators, representatives, spouses, heirs, agents and assigns from any and all claims, and causes of action alleged in the Recital and any other claim they have, whether currently known or unknown, foreseen or unseen, suspected or unsuspected.

(b) It is understood and agreed that, except as provided herein and by the attached documents

incorporated herein by reference, this Agreement shall constitute a broad general release by the Parties against the others and shall be effective as a full and final accord and satisfaction, and as a bar to all actions, causes of action, costs, expenses, claims for sanctions, attorneys' fees, and damages, including claims now pending in any action, indemnity or contribution by any Party, or their counsel, or any other claims or liabilities whatsoever, whether or not now known, suspected, claimed or concealed that are related to any action or claim. This general release includes but is not limited to any and all claims, causes of action, damages or accounts that now exist or may exist in the future arising out of any matters, agreements, omissions, representations made, money due, money paid, or any other relationship between the Parties at any time prior to the date hereof. It is the intention of all Parties to fully discharge and release the remaining Parties with respect to any and all matters, claims, causes of action, contracts or expenses arising from any matter.

(c) In connection with their waiver and relinquishment set forth in the previous paragraphs, the Parties acknowledge that he or it is aware that he or it may hereafter discover claims or facts in addition to or different from those which he, she or it now knows or believes to exist with respect to the subject matter of this Agreement, but it is his or its intention to fully, finally and forever settle and release all of the disputes and differences known or unknown, suspected or unsuspected which do now exist, may exist in the future or have ever existed between the Parties. In furtherance of such intention, the Parties agree that this Agreement shall remain in effect as a full and complete settlement.

4. **Non-Disparagement.** GTBC shall not, in any written or oral communications with any party or through any medium, whether tangible, electronic, or otherwise, criticize, ridicule or make any statement which, directly or indirectly, disparages, causes harm to, or is derogatory of GRMX Nevada or its affiliates or any of their respective directors or officers. GTBC shall not express any negative opinions of GRMX Nevada, GRMX Nevada's business, or any affiliates of the GRMX Nevada. GTBC shall cease making any demands of GRMX Nevada, including but not limited to requests for additional shares. This provision shall be construed broadly and shall govern any statement, express or implied, made concerning GRMX Nevada's business, or any affiliates of the GRMX Nevada.

5. **Confidentiality and Non-Disclosure.**

(a) The term "Confidential Information" as used herein shall mean (a) any and all information received by one party from the other party hereto, and (b) any and all information gathered by either party, whether written or oral, and if written, however produced, that would remotely be considered confidential and the subject matter of this Agreement, and which information shall include, without limitation, (i) all forms, materials, term sheets, agreements and contracts (including this Agreement), and (ii) all information of any nature concerning either party.

(ii) GTBC agrees that it shall not, at any time, disclose, in whole or in part, the Confidential Information to any third party. Each party hereto agrees that it shall not, at any time, disclose, in whole or in part, the Confidential Information to any third party, without first obtaining express written permission from the Disclosing Party. GTBC may not reveal Confidential Information to any affiliates. As used in this Agreement, "affiliates" shall include but shall not be limited to (a) any entities of which either respective party is an employee, officer, director, partner, member, ten percent or greater shareholder, and any subsidiaries, partnerships or any other entities controlled by such entities, (b) all officers, directors, agents, employees, partners, ten percent or greater shareholders, consultants and advisors of each respective party, and (c) any entity newly formed by either party subsequent hereto under the same or a similar name.

(iii) The parties hereto acknowledge that the Confidential Information protected hereunder is of an extraordinary nature and value and cannot, in the event of any unauthorized disclosure or use by

GTBC, be adequately or reasonably compensated for in damages awarded in an action at law. Each party therefore agrees that in the event of such unauthorized disclosure or use by GTBC, GRMX Nevada shall be entitled to require of GTBC specific performance of all acts and undertakings so required hereunder and to obtain injunctive and other equitable relief to prevent any further violation of any provisions herein. In any action taken by GRMX Nevada to enforce its rights under this Agreement, GRMX Nevada shall be entitled to recover its costs of enforcement, including reasonable attorney's fees, court fees, and any and all costs, fees and expenses incurred by GRMX Nevada in connection with this Agreement.

6. **Remedies Cumulative; Specific Performance.** The rights and remedies of the Parties hereto shall be cumulative (and not alternative). The Parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, including but not limited to the return of any shares issued pursuant to this Agreement, and (b) an injunction restraining such breach or threatened breach.

7. **Entire Agreement; No Oral Modification**. This Agreement constitutes the complete and entire written agreement of compromise, settlement and release between the Parties and constitutes the complete expression of the terms of the settlement. All prior and contemporaneous agreements, representations, and negotiations are superseded and merged herein. The terms of this Agreement can only be amended or modified by a writing, signed by duly authorized representatives of all Parties hereto, expressly stating that such modification or amendment is intended.

8. **Authority to Execute**. Each Party executing this Agreement represents that it is authorized to execute this Agreement. Each person executing this Agreement on behalf of an entity, other than an individual executing this Agreement on his or her own behalf, represents that he or she is authorized to execute this Agreement on behalf of said entity.

9. **Voluntary Agreement**. The Parties have read this Agreement, have had the benefit of counsel and freely and voluntarily enter into this Agreement.

10. **Waiver.** No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

11. **Costs, Fees and Expenses.** In any action taken by the non-breaching Party to enforce its rights under this Agreement, the non-breaching Party shall be entitled to recover its costs, including reasonable attorney's fees, court fees, reliance damages and any and all costs, fees and expenses incurred by the non-breaching Party in connection with this Agreement.

12. **Counterparts**. This Agreement may be executed in counterparts and, if so executed, each counterpart shall have the full force and effect of an original. Further, a telecopied signature page by any signatory shall constitute an original for all purposes.

13. **Severability.** In the event that any provision contained in this Agreement shall be (i) held by any court or arbitration tribunal to be unenforceable, illegal, void or contrary to public policy, or (ii) in conflict with any applicable statute, law, regulation or applicable collective bargaining agreement, then such provision shall be of no force or effect; provided, however, that in such event the provision of this

Agreement so affected shall be curtailed and limited only to the minimum extent necessary to permit compliance with the minimum required, and no other provisions of this Agreement shall be affected thereby and all such other provisions shall continue in full force and effect.

14. **Governing Law.** This Agreement is being executed and delivered, and is intended to be wholly performed, in the State of Nevada, and to the extent permitted by law, the execution, validity, construction, and performance of this Agreement shall be construed and enforced in accordance with the laws of the State of Nevada without giving effect to conflict of law principles. All disputes regarding this any claim or conflict between the Parties shall be resolved in the State of Nevada unless expressly waived by the non-litigating Party. This Agreement is intended to resolve all known claims between the Parties in any and all jurisdictions.

**IN WITNESS WHEREOF,** the Parties have entered into this Agreement made and effective as of the date first hereinabove written.

**GARMATEX HOLDINGS LTD.**

Dated: March 9, 2017

By: /s/ Devon Loosdrecht
Name: Devon Loosdrecht
Title: President

*Approving, confirming and acknowledging and agreeing to be bound by the terms and conditions of this Settlement Agreement and General Mutual Release:*

**GARMATEX TECHNOLOGIES INC.**

Dated: March 9, 2017

By: /s/ Darren Berezowski
Name: Darren Berezowski
Title: CEO